EXHIBIT 23.1


To the Board of Directors
NuTech Digital, Inc.


            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation in the Registration Statements on Form S-8 of NuTech Digital, Inc. which were filed with the Commission as numbers 333-106963 and 333-111876, of our Independent Registered Public Accounting Firm's Report dated April 7, 2006 covering the financial statements of NuTech Digital, Inc. for the year ended December 31, 2005.

/s/ Weaver & Martin, LLC
Weaver & Martin, LLC
Kansas City, Missouri
April 17, 2006